Exhibit 99.2

Ribbon and ECI Telecom to Combine Creating a Telecom/Datacom Solutions Leader November 14, 2019

Forward Looking Statements Important Additional Information Will be Filed with the SEC Ribbon Communications Inc. (“Ribbon”) will file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement of Ribbon relating to a special meeting of Ribbon’s stockholders (the “proxy statement”). SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RIBBON, ECI Telecom Group Ltd (“ECI”), THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the parties on Ribbon’s website at investors.ribboncommunications.com. Participants in the Solicitation Ribbon and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Ribbon in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Ribbon, respectively, in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding Ribbon’s directors and executive officers is contained in Ribbon’s Annual Report on Form 10-K/A for the year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated April 25, 2019, which are filed with the SEC. No Offer or Solicitation This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Forward-Looking Statements This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Ribbon and ECI, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Ribbon and ECI as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “seek,” “see,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” “target” or similar words, phrases or expressions, and include statements regarding our total addressable markets and market opportunity, anticipated benefits of the merger with ECI, expected funding for the merger, and expected closing date of the merger. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control, such as statements about the consummation of the proposed transaction. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to consummate the proposed transaction; failure to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; failure to obtain debt financing to fund the cash consideration for the merger; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed transaction and disruptions from the proposed transaction that could harm Ribbon’s or ECI’s business; reductions in client spending, a slowdown in client payments and changes in client requirements; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors; ability to attract new clients and retain existing clients in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. The foregoing list of factors is not exhaustive. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Accordingly, there is no assurance that the expectations of Ribbon or ECI will be realized. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Ribbon’s or ECI’s consolidated financial condition, results of operations or liquidity. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Ribbon’s Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of any changes in circumstances or new information, future events or otherwise, except to the extent required by securities and other applicable law.

Ribbon and ECI Telecom to Combine #1 or #2 Market Share1 in Real Time Communications Leader in Network Edge Orchestration Growth Initiatives in Analytics, Security and Cloud Services Leading Packet-Optical Transport Solution Provider with Global #3 Market Share2 Well Positioned for 5G with Demand Driven by Mobile Data Growth Software Solutions Address Strong Growth Potential in SDN and NFV Markets Datacom Market3 Telecom Market Creates a leading US-based converged telecom/datacom communications technology vendor Combined annual revenue of over $900 million4 Customers in over 140 countries4 4,000 employees globally4 1Leadership Ranking Source: IHS Research Q1’19 Market share data for past 12 months. 2Source: © Ovum 2019: Global Optical Networking Market Share By Product: Q4’18 and 2018 ON Global, Mar’19 for optical aggregation. 3Datacom Market refers to the Packet Optical Transport and Networking Market. 4Combined 2018 data of Ribbon and ECI.

Transaction will position Ribbon as strong player in growing packet optical market Combined company will have substantial scale and balanced global footprint Ribbon plans to jumpstart ECI’s entry into North America and Japanese markets Provides path to participate in massive 5G opportunity Transaction is expected to accelerate Ribbon’s topline growth and earnings Strategic Rationale A Global Software Solutions Leader in Converged Telecom/Datacom

ECI at a Glance Founded in 1961; Headquartered in Petah Tikva, Israel Global provider of end-to-end packet-optical transport and SDN/NFV solutions for service providers, enterprises, and data center operators Diversified revenues across technologies and markets Serving 300+ customers in 85 countries with higher concentration across Europe and Asia Over 100 new customer wins in last three years 1 Derived from 2018 audited consolidated revenue of ECI. 2 Derived from ECI audited annual consolidated financial statements and unaudited interim consolidated financial statements for respective periods conformed to US GAAP and Ribbon accounting practices. LTM through Q3’19 FY 2018 FY 2017 Revenue $376M $406M $367M Adjusted EBITDA $ 23M $ 25M $ 18M $406M $406M Total Revenue FY’181 BY TECHNOLOGY Sample ECI Customers Total Revenue FY’181 BY MARKETS Financial Highlights2: 46% 44% 10% Optical Packet Other 63% 37% Service Provider

Further Diversifies Revenue by Geography and Solution 1Represents Ribbon audited consolidated revenue for the year ended December 31, 2018. 2Represents combination of Ribbon and ECI audited consolidated revenue for the year ended December 31, 2018. 3Ribbon standalone Other APAC revenue includes India for the year ended December 31, 2018. Ribbon Standalone 20181 Total Revenue Expected 20182 Combined Total Revenue U.S. EMEA Japan India Other APAC Other Total Revenue by Geography $578M $984M 3 Total Revenue by Solution $578M Session Network Transformation Applications and Security Optical and Packet Other Services $984M 35% 31% 4% 18% 4% 8% 17% 10% 2% 29% 3% 39% 58% 17% 7% 8% 3 10% 28% 17% 3% 52%

Proposed Merger Expected to Result in Significant TAM Expansion $39B* Core TAM in 20221-15 * Combined Pro Forma Projected 2022 TAM. 1-15Source: See Appendix “TAM and Market Share References.” Ribbon TAM: Items 1 through 11 and modeling. ECI TAM: Items 12 through 15 and modeling. $39B Service Provider Core Enterprise Core Service Provider Core Enterprise Core Optical Packet/SDN/NFV $3B Core TAM in 20221-11 $3B

Growth in ECI Packet Optical Products Substantial growth in ECI Packet Optical products since introduction ECI achieved over 100 new Packet Optical customer wins since 2016 in highly competitive global markets Large opportunity to introduce ECI Packet Optical products in North America and Japan 44% CAGR 2013-2018 14,15Footnotes: See Appendix “TAM and Market Share References.” Packet Optical Revenue $M 2022 Projected TAM = $6B14,15 for North America and Japan Purple shading represents potential geographic market entry 49 118 160 181 262 304 2013 2014 2015 2016 2017 2018

Proposed Merger Propels Ribbon's Entry into 5G Market


5G

ECI 5G Solutions

Massive Capacity and Connectivity - Edge to Metro to Core


5G Market / Technology Sub-Segments
5G Core
Metro
5G Edge
5G/LTE Radio
5G/IoT Devices
ECI

Significant Contributor to Growing TAM

- $8B market opportunity by 2022 for 5G and 4G packet optical solutions
- CAGR ('19–'24) forecast to be 7.5%
- ECI received first 5G order in 2019
- Strategic partner for optical solutions in Ericsson's transport offering (announced September 2018)
- North America and Japan represent incremental market opportunities


5G Market Forecast*
Expenditure ($m)
12,000
10,000
8,000
6,000
4,000
2,000
-
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
3G
4G
5G

*© Ovum 2019: Mobile Backhaul and Fronthaul Forecast: 2018–23, Published December 2018.[15]

9

ribbon communications

Transaction Summary

Transaction Consideration	• Ribbon Communications to acquire all outstanding equity of ECI Telecom Group Ltd. – Purchase consideration of 32.5 million newly issued Ribbon shares of common stock and $324 million cash – Equity holders of ECI to own approximately 23% of Ribbon equity post-close • $460 million estimated transaction value[1] • $900 million estimated combined enterprise value post close[1]
Financial Impact	• Over $900 million of anticipated combined revenue with over 4,000 employees globally[2] • Post-combination of Ribbon and ECI expected to generate annual Adjusted EBITDA in excess of $120 • Anticipated annualized net cost synergies in excess of $10 million • Expected revenue synergies from the expansion of Ribbon's served addressable markets
Sources of Financing	• $400 million committed financing and $100 million committed undrawn revolving credit facility[3] • 32.5 million new Ribbon shares of common stock to be issued
Governance	• CEO and CFO from Ribbon • Combined 9-person board to be selected; 3 by Ribbon (including CEO), 3 by JPMorgan Chase & Co. stockholders and 3 by ECI stockholders; will include a majority of independent directors • ECI stockholders locked up for 180 days post-closing
Expected Closing	• Expected to close in first quarter 2020 • Subject to Ribbon stockholder approval, regulatory approvals and customary closing conditions

[1]As of November 12, 2019. Final figure to be determined based on Ribbon share price at closing date.
[2]Combined 2018 data of Ribbon and ECI.
[3]Assumes a closing date of January 1, 2020 for illustrative purposes only. Transaction expected to close by end of first quarter 2020 subject to regulatory approval and closing conditions.

10

ribbon communications

Transaction Financing and Capital Allocation $400 million new Term Debt to be borrowed at closing1 $100 million committed undrawn revolving credit facility available at closing1 Post combination of Ribbon and ECI, expected to generate annual Adjusted EBITDA in excess of $120 million Combined company expected to have strong deleveraging profile No ongoing dividend or share repurchase plans anticipated in the near-term following close Expected at Close Leverage LTM EBITDA2 Gross Debt $400 million 3.4 Estimated Cash $80 million – Undrawn Revolving Credit Facility – – Estimated Net Debt $320 million 2.7 1Assumes a closing date of January 1, 2020 for illustrative purposes only. Transaction expected to close by end of first quarter 2020 subject to regulatory approval and closing conditions. 2Adjusted EBITDA as defined in the Citizens Bank, N.A. Term Debt Commitment. Utilizes Ribbon and ECI combined for the twelve months ended September 30, 2019 including pro forma net cost synergies and excluding the impact of any purchase accounting adjustments. Pro Forma Capitalization Credit Facility Deleveraging and Capital Allocation

Proposed Combination Aligns with Ribbon’s Strategy Enterprise verticals including utilities, government, defense and security across Europe and Asia Diversified US-based supplier of communications technologies; anticipated pro forma combined revenue >$900M1 with ~4,000 employees1 Market leading Communications Provider converging core Telecom / Datacom technologies Optical transport and packet networking portfolio with enhanced mobile offers leading to 5G Invest Broaden Expand Scale 1Combined 2018 data Ribbon and ECI. Positions Ribbon for Profitable Growth In New Markets to Create Long Term Stockholder Value

Thank you Investor Relations Monica Gould +1 (212) 871-3927 IR@rbbn.com Lindsay Savarese +1 (212) 331-8417 IR@rbbn.com US Press Dennis Watson +1 (214) 695-2214 dwatson@rbbn.com International Press Catherine Berthier +1 (646) 741-1974 cberthier@rbbn.com Industry Analyst Relations Michael Cooper +1 (708) 383-3387 mcooper@rbbn.com

Appendix

TAM and Market Share References

1. TAM & Market Share IHS Markit, Service Provider VoIP and IMS Equipment and Subscribers, (Quarterly)
   [TAM] (SS, SP-SBC, MGW, VAS) August 23, 2018, Edition: Q2-2018 (for the quarter ended 30 June 2018)
   [Market Share] (SP-SBC, MGW, VAS) May 22, 2019, Edition: Q1 2019 (for the quarter ended 31 March 2019)
2. TAM & Market Share (E-SBC): IHS Markit, Enterprise SBCs and VoIP Gateways, (Quarterly)
   [TAM] (E-SBC) September 5, 2018, Edition: Q2-2018 (for the quarter ended 31 June 2018)
   [Market Share] (E-SBC) June 5, 2019, Edition: Q1-2019 (for the quarter ended 31 March 2019)
3. TAM (UCaaS): IHS Markit, VoIP and Unified Communication Services and Subscribers, (Annually)
   Published April 13, 2018, Edition: 2018 (for the year ended 31 December 2017)
4. TAM (PBX): IHS Markit Enterprise Unified Communications and Voice Equipment, (Quarterly)
   Published May 31, 2018, Edition Q1-2018 (for quarter ended 31 March 2018)
5. TAM (STP): Exact Ventures, STP Signaling Forecast Edition April 2018
6. TAM (CPaaS): IDC, Worldwide Voice and Text Messaging Communications Platform-as-a-Service Forecast, 2018–2022,
   Published May 2018, (#US43805418)
7. TAM (Security): Gartner, Forecast: Enterprise Application Software, Worldwide, 2016-2022, Q1-2018 Update,
   Published March 28, 2018, (G00353888),
8. TAM (Security): Gartner, Forecast: Information Security, Worldwide, 2015-2021, Q4-2017 Update,
   Published March 28, 2018, (G00350860)
9. TAM (VMC-Client): Juniper Research, MOBILE VOICE Market Sizing & Forecasts 2017-2021, Published March 2017
10. TAM (VMC-Client): Statista, Global smartphone shipments forecast from 2010 to 2021 (in million units), Online query October 20, 2017
11. TAM (SD-WAN): Frost & Sullivan, Forecast: Analysis of the Software-Defined WAN Market, 2017,
    Global, 2017-2022, Q1-2018 Update, Published October 2017 (BCS 11-5)

15

ribbon communications

TAM and Market Share References (continued) TAM (SDN) IHS Markit (Informa Tech), SDN Hardware, Software and Services, (Biannually), January 28, 2019, Edition: H2-2018 (for half-year ending 30 June 2018) TAM (NFV) IHS Markit (Informa Tech), NFV Hardware, Software, and Services, (Biannually), January 11, 2019, Edition: H2-2018 (for half-year ending 30 June 2018) TAM (Optical): Ovum (Informa), Optical Networks Forecast Spreadsheet: 2019–24, Published September 2019 TAM (Packet): Ovum (Informa), Mobile Backhaul and Fronthaul Forecast: 2018–23, Published December 2018 (with additional modeling by Ovum)